UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: March 19, 2014

GulfSlope Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51638	16-1689008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 CityWest, Suite 800
Houston, Texas  77042
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (281) 918 4100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

 Item 8.01 Other Events

GulfSlope Energy, Inc. (“GulfSlope”) was high bidder on 22 out of 23 bids in offshore lease sale 231, central Gulf of Mexico, conducted by the Bureau of Ocean Management (BOEM).  The sum of GulfSlope’s high bids was $7,843,642.  GulfSlope bid on all blocks at 100% working interest.  All bid blocks are located on the outer shelf and upper slope of the offshore Gulf of Mexico, in water depths of less than 1000 feet.

The blocks with high bids are:

1.	Vermilion South Addition Block 375
2.	Vermilion South Addition Block 393
3.	Garden Banks Area Block 173
4.	South Marsh Island South Addition Block 183
5.	South Marsh Island South Addition Block 187
6.	Eugene Island South Addition Block 371
7.	Eugene Island South Addition Block 378
8.	Eugene Island South Addition Block 390
9.	Eugene Island South Addition Block 395
10.	Eugene Island South Addition Block 397
11.	Ship Shoal South Addition Block 282
12.	Ship Shoal South Addition Block 328
13.	Ship Shoal South Addition Block 335
14.	Ship Shoal South Addition Block 336
15.	Ship Shoal South Addition Block 348
16.	Ewing Bank Area Block 870
17.	Ewing Bank Area Block 904
18.	Ewing Bank Area Block 914
19.	Ewing Bank Area Block 948
20.	Green Canyon Area Block 4
21.	Green Canyon Area Block 5
22.	Grand Isle South Addition 103

All bids are subject to review and final approval by the BOEM, which may take up to 120 days before award decision, and there can be no assurance of receiving BOEM approval.

Item 9.01  Financial Statements and Exhibits

(c)           Exhibits

The following exhibits are to be filed as part of this Form 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
99.1	Press release dated March 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 24, 2014

GULFSLOPE ENERGY, INC.

By:	/s/ John N. Seitz
John N. Seitz, Chief Executive Officer